Exhibit 10.1

RESOLUTIONS OF THE BOARD OF DIRECTORS OF FOMO CORP.

Pursuant to the provisions of California Corporation law, as amended, and the Certificate of Incorporation and By-Laws of FOMO CORP., a California corporation (the “Company”), the undersigned as of November 24, 2021 approves the conversion of CEO Vikram Grover’s $60,000.00 accrued compensation into 60,000 Series B Preferred shares.

WHEREAS, to manage its business, the undersigned approves the conversion of CEO Vikram Grover’s $60,000.00 accrued compensation into 60,000 Series B Preferred shares.

WHEREAS, the Board of Directors believes it is in the best interests of the Company to approves the conversion of CEO Vikram Grover’s $60,000.00 accrued compensation into 60,000 Series B Preferred shares.

NOW THEREFORE BE IT RESOLVED THAT:

RESOLVED, the Board of Directors approves the conversion of CEO Vikram Grover’s $60,000.00 accrued compensation into 60,000 Series B Preferred shares.

RESOLVED, that any of the Executive Officers of the Company are hereby authorized and directed for and on behalf of the Company to do and perform all acts and things and execute and deliver all documents and take all such other steps as may be necessary or desirable to give full effect to the consent resolutions set forth above.

Vikram Grover, CEO & Director